Filed Pursuant to Rule 424(b)(3)
Registration No. 333-264884

PROSPECTUS

ChargePoint Holdings, Inc.

Up to 20,743,081 Shares of

Common Stock

This prospectus relates to the resale from time to time by the selling securityholders named in this prospectus or their permitted transferees (the “Selling Securityholders”) of up to 20,743,081 shares of our common stock, $0.0001 par value per share (“Common Stock”) underlying approximately $300.0 million aggregate principal amount of our outstanding 3.50%/5.00% Convertible Senior PIK Toggle Notes due 2027 (the “Convertible Notes”), including (i) up to 12,483,569 shares of Common Stock underlying the Convertible Notes, (ii) up to 3,472,635 shares of Common Stock underlying potential capitalized PIK Interest (as defined herein) through the maturity date of the Convertible Notes and (iii) up to 4,786,877 shares of Common Stock underlying the potential maximum “make-whole” adjustment to the initial conversion rate (collectively, the “Shares”).

The Selling Securityholders may offer, sell or distribute all or a portion of the Shares registered hereby publicly or through private transactions at prevailing market prices or at negotiated prices or as distributions in kind to their members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. We provide more information about how the Selling Securityholders may sell the securities in the section entitled “Plan of Distribution.”

We will pay certain offering fees and expenses and fees in connection with the registration of the Common Stock and will not receive proceeds from the sale of the Shares by the Selling Securityholders.

Our Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “CHPT.” On June 1, 2022, the closing price of our Common Stock was $12.45.

INVESTING IN OUR SECURITIES INVOLVES RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 6 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 3, 2022.

You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

For investors outside the United States: ChargePoint has not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that ChargePoint filed with the U.S. Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. ChargePoint will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus.

Neither ChargePoint nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in or incorporated by reference into this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of ChargePoint or to which it has referred you. Neither ChargePoint nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither ChargePoint nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

ChargePoint may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which ChargePoint refers you in the sections of this prospectus entitled “Where You Can Find More Information; Incorporation by Reference.”

Unless the context indicates otherwise, references in this prospectus to “ChargePoint,” refers to ChargePoint Holdings, Inc. (f/k/a Switchback Energy Acquisition Corporation) and its consolidated subsidiaries (including ChargePoint, Inc.). References to “Switchback” refer to ChargePoint’s predecessor company prior to the consummation of its business combination with ChargePoint, Inc. on February 26, 2021.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

ChargePoint makes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in this prospectus and the documents incorporated by reference herein. All statements, other than statements of present or historical fact included in this prospectus and the documents incorporated by reference herein, regarding ChargePoint’s future financial performance, as well as ChargePoint’s strategy, future operations, future operating results, financial position, expectations regarding revenue, losses, and costs, margins, prospects, plans and objectives of management are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project” or the negative of such terms and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on various assumptions, whether or not identified herein, and on the current expectations of ChargePoint’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as a guarantee, an assurance, a prediction or a definitive statement of, fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions, and such differences may be material. Many actual events and circumstances are beyond the control of ChargePoint. These forward- looking statements are subject to known and unknown risks, uncertainties and assumptions about ChargePoint that may cause the actual results, level of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. If any of these risks materialize or ChargePoint’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that ChargePoint does not presently know or that ChargePoint currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward- looking statements reflect ChargePoint’s expectations, plans or forecasts of future events and views as of the date hereof. ChargePoint anticipates that subsequent events and developments will cause ChargePoint’s assessments to change. However, while ChargePoint may elect to update these forward-looking statements at some point in the future, except as otherwise required by applicable law, ChargePoint specifically disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus or after the date of the documents incorporated by reference herein. These forward-looking statements should not be relied upon as representing ChargePoint’s assessments as of any date subsequent to the date hereof. Accordingly, undue reliance should not be placed upon the forward-looking statements. ChargePoint cautions you that these forward-looking statements are subject to numerous risk and uncertainties, most of which are all difficult to predict and many of which are beyond the control of ChargePoint.

The following factors, among others, could cause actual results to differ materially from forward-looking statements:

•	ChargePoint’s success in retaining or recruiting, or changes in, its officers, key employees or directors;

•	changes in applicable laws or regulations;

•	the impact of the coronavirus (“COVID-19”) pandemic on the overall economy and ChargePoint’s results of operations, financial position and cash flows;

•	supply chain disruptions and expense increases, including those contributed by the ongoing COVID-19 pandemic and conflict between Ukraine and Russia;

•	delays in new product introductions;

•	ChargePoint’s ability to expand its business in Europe;

•

ChargePoint’s ability to integrate newly acquired assets and businesses into ChargePoint’s own business and the expected benefits from newly acquired assets to ChargePoint, its customers, and its market position;

•	the electric vehicle (“EV”) market may not grow as expected;

•	ChargePoint may not attract a sufficient number of fleet owners or operators as customers;

•

incentives from governments or utilities may not materialize or may be reduced, which could reduce demand for EVs, or the portion of regulatory credits that customers claim may increase, which would reduce ChargePoint’s revenue from this source;

•	the impact of competing technologies or technological changes could reduce the demand for EVs or otherwise adversely affect the EV market or ChargePoint’s business;

•	data security breaches or other network outages;

•	ChargePoint’s ability to remediate its material weaknesses in internal control over financial reporting;

•	the possibility that ChargePoint may be adversely affected by other economic, business or competitive factors;

•	ChargePoint’s ability to generate sufficient cash flow to make payments, including interest payment on the Convertible notes;

•	ChargePoint’s incurrence of additional indebtedness in the future;

•	ChargePoint’s ability to repay the Convertible Notes upon maturity, a fundamental change or change in control transaction as required; and

•

any further changes to ChargePoint’s financial statements that may be required due to SEC comments to its Form 10-K, as amended, or further guidance regarding the accounting treatment of ChargePoint’s warrants or equity, and the quantitative effects of the restatement of Switchback’s consolidated historical financial statements.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other risks and uncertainties described under the heading “Risk Factors” and in ChargePoint’s current and periodic reports, and other filings, filed from time to time with the SEC that are incorporated by reference into this prospectus. Forward-looking statements reflect current views about ChargePoint’s plans, strategies and prospects, which are based on information available as of the date of this prospectus or after the date of the documents incorporated by reference herein. Except to the extent required by applicable law, ChargePoint undertakes no obligation (and expressly disclaims any such obligation) to update or revise the forward-looking statements whether as a result of new information, future events or otherwise.

Forward-looking statements are subject to risks and uncertainties, many of which are outside ChargePoint’s control, which could cause actual results to differ materially from these statements. Therefore, you should not place undue reliance on those statements.

SUMMARY OF THE PROSPECTUS

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to ChargePoint’s securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” and the documents incorporated by reference in this prospectus, along with ChargePoint’s consolidated financial statements and related notes incorporated by reference in this prospectus.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “we,” “our,” “us” and other similar terms refer to ChargePoint.

ChargePoint

ChargePoint is a leading EV charging technology solutions provider, and is creating a new fueling network to move people and goods on electricity.

ChargePoint is driving the shift to electric mobility by providing networked charging solutions in North America and Europe for all segments: commercial, e.g., retail, workplace, parking, recreation, education and highway fast charge; fleet, e.g., delivery, logistics, motor pool, transit and shared mobility; and residential, e.g., homes, apartments and condominiums.

Corporate Information

Switchback Energy Acquisition Corporation, ChargePoint’s predecessor company (“Switchback”) was incorporated on May 10, 2019 as a special purpose acquisition company and a Delaware corporation. On July 30, 2019, Switchback completed its initial public offering. On February 26, 2021, Switchback consummated a business combination with ChargePoint, Inc. In connection with the closing of the business combination, Switchback changed its name to ChargePoint Holdings, Inc.

The mailing address of ChargePoint’s principal executive office is 240 East Hacienda Avenue, Campbell, CA 95008, and its telephone number is (408)-841-4500. ChargePoint’s Common Stock is listed on the NYSE under the symbol “CHPT.”

THE OFFERING

Issuer	ChargePoint Holdings, Inc.

Resale of Common Stock

Shares of Common Stock Outstanding	335,940,082 shares of Common Stock as of March 28, 2022

Shares of Common Stock Offered by the Selling Securityholders	Up to 20,743,081 shares of Common Stock consisting of up to (i) 12,483,569 shares of Common Stock underlying the Convertible Notes, (ii) up to 3,472,635 shares of Common Stock underlying potential capitalized PIK Interest (as defined herein) through the maturity date of the Convertible Notes and (iii) up to 4,786,877 shares of Common Stock underlying the potential maximum “make-whole” adjustment to the initial conversion rate.

Shares of Common Stock Outstanding After this Offering	Up to 356,683,163 shares of Common Stock.

Use of Proceeds	ChargePoint will not receive any of the proceeds from the sale of the Shares by the Selling Securityholders.

Market for Shares of Common Stock	ChargePoint’s Common Stock is listed on the NYSE under the symbol “CHPT.”

Risk Factors	Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus.

RISK FACTORS

An investment in ChargePoint’s securities involves a high degree of risk. You should carefully consider the risks incorporated by reference to ChargePoint’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus as updated by ChargePoint’s subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any such securities. ChargePoint’s business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not known to it or that it considers immaterial as of the date of this prospectus. The trading price of ChargePoint’s securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. See “Incorporation by Reference.”

USE OF PROCEEDS

All of the Shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their account. ChargePoint will not receive any of the proceeds from these sales.

SELLING SECURITYHOLDERS

Private Placement of Convertible Notes

Investment Agreement

On April 4, 2022, ChargePoint and its wholly owned subsidiary, ChargePoint, Inc., entered into an investment agreement (the “Investment Agreement”) with Antara Capital LP, pursuant to which ChargePoint sold to the Selling Securityholders $300.0 million aggregate principal amount of ChargePoint’s Convertible Notes. The Convertible Notes are senior, unsecured obligations of ChargePoint and any guarantor, bearing interest at a rate of 3.50% per annum, to the extent paid in cash, and 5.00% per annum, to the extent paid in kind through an increase in the principal amount of the Convertible Notes (“PIK Interest”). The Convertible Notes mature on April 1, 2027, unless redeemed, repurchased or converted in accordance with their terms prior to such date.

Indenture and Issuance of Convertible Notes

The Convertible Notes were issued pursuant to an indenture, dated as of April 12, 2022 (the “Indenture”), by and among ChargePoint, ChargePoint, Inc., as guarantor, and Wilmington Trust National Association, as trustee. Prior to the close of business on the business day immediately preceding January 1, 2027, the Convertible Notes are convertible at an initial conversion rate of 41.6119 shares of Common Stock per $1,000 principal amount of Convertible Notes (which is equivalent to an initial conversion price of approximately $24.03 per share of Common Stock, which represents 130% of the average daily per share volume-weighted average price of the Common Stock over the three consecutive trading days starting April 5, 2022 and ending April 7, 2022), subject to customary anti-dilution and other adjustments, only under the following circumstances: (i) during any fiscal quarter commencing after the fiscal quarter ending on September 30, 2022 (and only during such fiscal quarter), if the last reported sale price of the Common Stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the conversion price for the Convertible Notes on each applicable trading day; (ii) during the five business day period after any ten consecutive trading day period in which the trading price per $1,000 principal amount of the Convertible Notes for each trading day of that ten consecutive trading day period was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate of the Convertible Notes on each such trading day; (iii) if ChargePoint calls such Convertible Notes for redemption, at any time prior to the close of business on the second business day immediately preceding the redemption date; or (iv) upon the occurrence of specified corporate events.

On or after January 1, 2027, holders of the Convertible Notes will have the right to convert all or a portion of their Convertible Notes at any time prior to close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, holders of the Convertible Notes will receive cash, shares of Common Stock or a combination of cash and shares of Common Stock, at ChargePoint’s election.

After April 21, 2025, ChargePoint may, at its option, redeem the Convertible Notes in whole or in part, at its option, on or after such date and prior to the 41st scheduled trading day immediately preceding the maturity date, for a cash purchase price equal to the aggregate principal amount of any Convertible Notes to be redeemed plus accrued and unpaid interest thereon. In addition, following certain corporate events that occur prior to the maturity date or following issuance by ChargePoint of a notice of redemption, in each case as provided in the Indenture, in certain circumstances, ChargePoint will increase the conversion rate for a holder who elects to convert its Convertible Notes in connection with such a corporate event or who elects to convert any Convertible Notes called for redemption during the related redemption period. Additionally, in the event of a fundamental change or a change in control transaction (each such term as defined in the Indenture), holders of the Convertible Notes will have the right, at such holder’s option, to require ChargePoint to repurchase all or a portion of their Convertible Notes at a price equal to 100% of the capitalized principal amount of Convertible Notes, in the case of a fundamental change, or 125% of the capitalized principal amount of Convertible Notes, in the case of change in control transactions, in each case plus any accrued and unpaid interest to, but excluding, the repurchase date.

The above disclosure contains only a brief description of the material terms and is qualified in its entirety by reference to the exhibits to our Current Report on Form 8-K filed with the SEC on April 12, 2022, which has been incorporated by reference into the registration statement of which this prospectus is a part. See “Where You Can Find More Information” and “Incorporation by Reference.”

Selling Securityholders

The Selling Securityholders may from time to time offer and sell any or all of the Common Stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities, except that ChargePoint has agreed to pay certain expenses for legal counsel to certain Selling Securityholders. ChargePoint will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, listing fees and fees and expenses of ChargePoint’s counsel and its independent registered public accounting firm.

The following table sets forth, as of May 1, 2022, the names of the Selling Securityholders, the maximum aggregate number of shares of Common Stock held by the Selling Securityholders underlying the Convertible Notes (including (i) the shares of Common Stock underlying potential capitalized PIK Interest through the maturity date of the Convertible Notes and (ii) the potential maximum “make-whole” adjustment to the initial conversion rate), the number of shares of Common Stock that may be sold by the Selling Securityholders under this prospectus and the number of shares of Common Stock that the Selling Securityholders will beneficially own after this offering. For purposes of the table below, ChargePoint has assumed that (i) after this offering none of the Shares covered by this prospectus will be beneficially owned by the Selling Securityholders and (ii) the Selling Securityholders will not acquire beneficial ownership of any additional securities. In addition, ChargePoint assumes that the Selling Securityholders have not sold, transferred or otherwise disposed of, ChargePoint’s securities in transactions exempt from the registration requirements of the Securities Act.

The following table is based on information supplied to ChargePoint by the Selling Securityholders and its review of stockholder records maintained by our transfer agent. ChargePoint has determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to ChargePoint’s knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

The Selling Securityholders may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

	Maximum Number of Shares of Common Stock Beneficially Owned prior to this offering		Shares of Common Stock Registered for Sale Hereby	Shares of Common Stock Beneficially Owned after this offering
Name of Selling Securityholder	Number(1)	%(2)		Number	%
Antara Capital Master Fund LP(3)(4)	18,323,055	5.1%	18,323,055	—	—
Carilion Clinic(3)(5)	691,436	*	691,436	—	—
Funds advised by Corbin Capital Partners, L.P.(6)	1,037,154	*	1,037,154	—	—
Hudson Park Capital II LP(7)	691,436	*	691,436	—	—

*	Indicates less than 1%.
(1)

The number of shares of Common Stock owned prior to this offering represents the maximum number of shares of Common Stock that may be issuable upon any conversion of the Convertible Notes including (i) the outstanding Convertible Notes, (ii) the maximum amount of Convertible Notes that can or will be issued in the future in respect of additional in-kind interest payments on the currently outstanding Convertible Notes through their maturity date and (iii) the maximum “make-whole” adjustment to the initial conversion rate of 41.6119 shares per $1,000 principal amount of Convertible Notes.
(2)	We have based our calculation of the percentage of beneficial ownership on 335,940,082 shares of Common Stock outstanding as of March 28, 2022.
(3)

Antara Capital LP, a Delaware limited partnership, is the investment manager (the “Investment Manager”) of Antara Capital Master Fund LP (“Master Fund”) and Carilion Clinic (“Carilion” and together with Master Fund, the “Antara Funds”) and may be deemed to have voting and dispositive power with respect to the shares of Common Stock issuable upon the conversion of the Convertible Notes. Antara Capital Fund GP LLC, a Delaware limited liability company, serves as the general partner of the Antara Funds. Each of the Antara Funds is an exempted company incorporated under the laws of the Cayman Islands. Himanshu Gulati is the Managing Member of Investment Manager and, accordingly, may be deemed to have voting and dispositive power with respect to the shares of Common Stock issuable upon the conversion of the Convertible Notes held by the Antara Funds. Mr. Gulati disclaims beneficial ownership of the shares of Common Stock issuable upon the conversion of the Convertible Notes held by the Antara Funds except to the extent of any pecuniary interest. The address for each of these entities and individuals is 500 5th Avenue, Suite 2320, New York, New York 10110.

(4)

Consists of (i) 11,027,153 shares of Common Stock underlying the initial aggregate principal amount of Convertible Notes, (ii) 3,067,496 shares of Common Stock underlying potential capitalized PIK Interest and (iii) 4,228,406 shares of Common Stock resulting from the maximum “make-whole” adjustment.

(5)

Consists of (i) 416,119 shares of Common Stock underlying the initial aggregate principal amount of Convertible Notes, (ii) 115,754 shares of Common Stock underlying potential capitalized PIK Interest and (iii) 159,563 shares of Common Stock resulting from the maximum “make-whole” adjustment. The principal business address for Carilion Clinic is 213 S Jefferson Street, Suite 807, Roanoke, VA 24011.

(6)

Consists of (A)(i) 540,955 shares of Common Stock underlying the initial aggregate principal amount of Convertible Notes, (ii) 150,481 shares of Common Stock underlying potential capitalized PIK Interest and (iii) 207,431 shares of Common Stock resulting from the maximum “make-whole” adjustment held by Corbin ERISA Opportunity Fund, Ltd. and (B)(i) 83,223 shares of Common Stock underlying the initial aggregate principal amount of Convertible Notes, (ii) 23,150 shares of Common Stock underlying potential capitalized PIK Interest and (iii) 31,914 shares of Common Stock resulting from the maximum “make-whole” adjustment held by held by Corbin Opportunity Fund, L.P. The principal business address for each of these entities is 590 Madison Avenue, 31st Floor, New York, NY 10022.

(7)

Consists of (i) 416,119 shares of Common Stock underlying the initial aggregate principal amount of Convertible Notes, (ii) 115,754 shares of Common Stock underlying potential capitalized PIK Interest and (iii) 159,563 shares of Common Stock resulting from the maximum “make-whole” adjustment. The principal business address of Hudson Park Capital II, LP is 110 E 40th Street, Ste 903, New York, NY 10016.

PLAN OF DISTRIBUTION

ChargePoint is registering the offer and sale, from time to time, by the Selling Securityholders of up to 20,743,081 shares of Common Stock underlying approximately $300.0 million aggregate principal amount of our Convertible Notes, including (i) up to 12,483,569 shares of Common Stock underlying the Convertible Notes, (ii) up to 3,472,635 shares of Common Stock underlying potential capitalized PIK Interest and (iii) up to 4,786,877 shares of Common Stock underlying the potential maximum “make-whole” adjustment to the initial conversion rate.

ChargePoint will not receive any of the proceeds from the sale of Shares by the Selling Securityholders. The aggregate proceeds to the Selling Securityholders will be the purchase price of the Shares less any discounts and commissions borne by the Selling Securityholders.

Once issued and upon effectiveness of the registration statement of which this prospectus is a part, the Shares beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors-in-interest selling Common Stock or interests in stock received after the date of this prospectus from a registered stockholder as a gift, pledge, partnership, limited liability company or other entity distribution or other transfer, and may, or may not, elect to sell or transfer their shares of Common Stock or interests in stock covered by this prospectus, as and to the extent they may determine. The Selling Securityholders will act independently of ChargePoint in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders reserve the right to accept and, together with its respective agents, to reject, any proposed purchase of Shares to be made directly or through agents. The Selling Securityholders and any permitted transferees may sell or transfer their Shares offered by this prospectus on any stock exchange, market or trading facility on which the Shares are traded or in private transactions. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The Shares may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the Shares will be subject to certain conditions. The underwriters will be obligated to purchase all the Shares offered if any of the Shares are purchased.

Subject to the limitations set forth in any applicable registration rights agreement, the Selling Securityholders may use any one or more of the following methods when selling the Shares offered by this prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the applicable exchange;

•

through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their Shares on the basis of parameters described in such trading plans;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of the Shares at a stipulated price per share;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder that is an entity may elect to make an in-kind distribution of the Shares to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through the registration statement of which this prospectus is a part. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), ChargePoint may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the Shares acquired in the distribution.

The Selling Securityholders also may transfer the Shares in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by the Selling Securityholders that a donee, pledgee, transferee, other successor- in-interest intends to sell the Shares, ChargePoint will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholders.

There can be no assurance that the Selling Securityholders will sell all or any of the Shares offered by this prospectus. In addition, the Selling Securityholders may also sell the Shares under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of the Shares if they deem the purchase price to be unsatisfactory at any particular time.

To the extent required, the Shares to be sold, the name of the Selling Securityholders, the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering, the settlement of short sales entered into after the date of this prospectus, the names of any agents, dealer or underwriter, any applicable commissions or discounts or any other items constituting compensation from the Selling Securityholders with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

In connection with the sale of shares of Common Stock, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Shares in the course of hedging the positions they assume. The Selling Securityholders may also sell shares of Common Stock short and deliver the Shares to close out their short positions, or loan or pledge the Shares to broker-dealers that in turn may sell the Shares. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the Shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the Shares, any underwriters or agents, as the case may be, involved in the offering of such Shares may engage in transactions that stabilize, maintain or otherwise affect the price of ChargePoint’s securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in ChargePoint’s securities for their own account. In addition, to cover overallotments or to stabilize the price of ChargePoint’s securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker- dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

In offering the Shares covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those Shares may be underwriting discounts and commissions under the Securities Act.

The Selling Securityholders may solicit offers to purchase the Shares directly from, and it may sell such Shares directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in ChargePoint’s securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. ChargePoint cannot give any assurance as to the liquidity of the trading market for its securities. ChargePoint’s Common Stock is currently listed on the NYSE under the symbol “CHPT.”

The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the Shares at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions ChargePoint or the Selling Securityholders pay for solicitation of these contracts.

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell the Shares covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use the Shares received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge the Shares to a financial institution or other third party that in turn may sell the Shares short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in ChargePoint’s securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To ChargePoint’s knowledge, as of the filing of this registration statement, there are no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon ChargePoint’s notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of the Shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, ChargePoint will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

The underwriters, broker-dealers and agents may engage in transactions with ChargePoint or the Selling Securityholders, or perform services for ChargePoint or the Selling Securityholders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the Shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

ChargePoint has advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, to the extent applicable, ChargePoint will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

ChargePoint will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

Pursuant to the Investment Agreement, ChargePoint has agreed to indemnify certain of the Selling Securityholders, their respective affiliates and their and their respective officers, directors, members, employees, managers, general partners, advisors and agents against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by ChargePoint and the Selling Securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments, which the agents, broker-dealers or underwriters may be required to make in respect thereof.

Pursuant to the Investment Agreement, ChargePoint has agreed with certain Selling Securityholders to file a registration statement as soon as reasonably practicable after the issuance of the Convertible Notes to register for resale the shares of Common Stock underlying the Convertible Notes, including shares of Common Stock underlying potential capitalized PIK Interest. Specifically, the registration statement of which this prospectus is a part registers the maximum number of shares of Common Stock issuable assuming the combination of all of the following: (x) full “physical” settlement of conversions the Convertible Notes into shares of Common Stock, (y) the maximum number of additional shares of Common Stock that may be issuable pursuant to conversions of the Convertible Notes if ChargePoint were to elect the “payment-in-kind” option for the Convertible Notes for every interest payment date until maturity and (z) the maximum “make-whole” adjustment to the conversion rate, in each case, in accordance with the terms of the Indenture.

Additionally, ChargePoint has agreed to use reasonable efforts to keep the registration statement of which this prospectus is a part effective until such time as: (i) the date on which all of the Registerable Securities (as defined below) covered by the registration statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the registration statement; (ii) there otherwise cease to be any Registerable Securities; (iii) following the maturity date of the Notes and full settlement of principal and interest in accordance with the terms of the Indenture, the Registrable Securities represent less than $25.0 million by value in the aggregate; and (iv) one year after the maturity date of the Notes. As used herein, “Registrable Securities” means the shares of Common Stock issuable or issued upon conversion of the Notes, subject to adjustment; provided that such shares will cease to be Registerable Securities when (i) such shares have been sold or otherwise disposed of pursuant to an effective registration statement or in compliance with Rule 144 and any restrictive legend has been removed in connection therewith, (ii) such shares cease to be outstanding, or if ChargePoint consolidates or merges with or into any person in a transaction that constitutes a change in control and such shares are converted into or exchanged for securities of a different issuer and/or cash and such other securities are not listed on the NYSE, the Nasdaq Global Market or any other nationally recognized securities exchange.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended January 31, 2022 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of internal control over financial reporting and a paragraph relating to the effectiveness of internal control over financial reporting due to the exclusion of ViriCiti Group B.V. and has•to•be gmbh because they were acquired by the Company in purchase business combinations during fiscal 2022) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, Redwood City, California has passed upon the validity of the Common Stock of ChargePoint offered by this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

ChargePoint has filed a registration statement under the Securities Act, with respect to the Shares offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to ChargePoint and its securities, you should refer to the registration statement and the exhibits.

In addition, ChargePoint files annual, quarterly and current reports, proxy statements and other information with the SEC. ChargePoint’s SEC filings are available to the public on a website maintained by the SEC located at ww.sec.gov. ChargePoint also maintain a website at https://investors.chargepoint.com/financials/sec-filings/. Through its website, ChargePoint makes available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, the ChargePoint website is not part of, and is not incorporated into, this prospectus.

INCORPORATION BY REFERENCE

The SEC rules allows ChargePoint to “incorporate by reference” information into this prospectus, which means that ChargePoint can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that ChargePoint files with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•

ChargePoint’s Annual Report on Form 10-K for the year ended January 31, 2022 (including any portions of our forthcoming Definitive Proxy Statement that are incorporated by reference into such Annual Report on Form 10-K) (the “Annual Report”), filed with the SEC on April 4, 2022;

•

ChargePoint’s Current Reports on Form 8-K filed with the SEC on March 1, 2022, March  2, 2022, April  4, 2022, April  7, 2022 and April 12, 2022 (other than the portions of these documents not deemed to be filed); and

•	the description of ChargePoint’s Common Stock filed as Exhibit 4.3 to the Annual Report.

All reports and other documents that ChargePoint subsequently files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, including all such documents that ChargePoint may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any documents incorporated by reference in this prospectus by writing or telephoning ChargePoint at the following address:

ChargePoint Holdings, Inc.

240 East Hacienda Avenue

Campbell, CA 95008

(408) 841-4500

Exhibits to the filings will not be sent, however, unless those exhibits have been specifically incorporated by reference in this prospectus or any accompanying prospectus supplement.